Exhibit 99.1
PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS FINANCIAL RESULTS FOR FISCAL 2013

Pompano Beach, Florida, May 6, 2013 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2013. Net income for the quarter ended March 31, 2013 was $4.6 million, or $0.23 diluted per share, compared to net income of $4.0 million, or $0.20 diluted per share, for the same quarter the prior year, an increase to earnings per share of 16.5%. Net income was $17.2 million, or $0.86 diluted per share, for the year ended March 31, 2013, compared to net income of $16.7 million, or $0.80 diluted per share, for the year ended March 31, 2012, an increase to earnings per share of 6.4%. Net sales for the quarter ended March 31, 2013 were $51.1 million, compared to $55.9 million for the quarter ended March 31, 2012, a decrease of 8.6%. For the year ended March 31, 2013 net sales were $227.8 million, compared to $238.3 million for the year ended March 31, 2012, a decrease of 4.4%. Online sales for the year ended March 31, 2013 were approximately 77% of all sales, compared to 75% for the prior year.

Menderes Akdag, President and CEO, commented: “We were able to increase our gross margins and decrease our operational expenses to improve our bottom line results for the quarter and fiscal year.  For the quarter ended March 31, 2013 our gross profit increased 175 basis points, which can be attributed to a change in our product mix to higher margin items, including generics. For the quarter ended March 31, 2013 our operating expenses decreased by 124 basis points, mainly due to a reduction in advertising spending. Sales were negatively impacted during the quarter due to the colder than normal weather. The unavailability of Novartis brands, due to the manufacturer’s suspended production, negatively impacted our sales for fiscal 2013; however recently this suspension was lifted for certain brands. Average order value was $73 for the fiscal year compared to $76 for the prior fiscal year, which was due to a change in product mix to lower priced items including generics and additional discounts given to customers. During the fiscal year, we maintained our quarterly dividend at $0.15 per share, while also paying a one-time special dividend of $1.00 in December 2012. In accordance with our share repurchase program, we repurchased approximately 397,000 shares paying approximately $3.9 million in fiscal 2013, with $10.2 million remaining as of March 31, 2013. For fiscal 2014 we are focusing on increasing our advertising spending to improve new order sales, shifting sales to higher margin items while continuing to expand our product offerings.“

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on May 06, 2013 until May 20, 2013 at 11:59 P.M. To access the replay, call (866) 431-7950 (toll free) or (203) 369-0981 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2012. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	March 31,
	2013	2012

ASSETS

Current assets:
Cash and cash equivalents	$18,155	$46,801
Short term investments - available for sale	15,490	10,347
Accounts receivable, less allowance for doubtful accounts of $5 and $5, respectively	1,439	1,572
Inventories - finished goods	31,601	26,217
Prepaid expenses and other current assets	2,520	1,241
Deferred tax assets	982	1,230
Prepaid income taxes	-	199
Total current assets	70,187	87,607

Property and equipment, net	2,132	2,597
Intangible asset	860	860

Total assets	$73,179	$91,064

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,454	$6,619
Accrued expenses and other current liabilities	2,381	2,772
Income taxes payables	162	-
Total current liabilities	8,997	9,391

Deferred tax liabilities	168	492

Total liabilities:	9,165	9,883

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,109 and 20,338 shares issued and outstanding, respectively	20	20
Retained earnings	63,987	81,108
Accumulated other comprehensive gain (loss)	(2)	44

Total shareholders' equity	64,014	81,181

Total liabilities and shareholders' equity	$73,179	$91,064

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

 (In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2013	2012	2013	2012
	(UNAUDITED)
Sales	$51,120	$55,924	$227,829	$238,250
Cost of sales	32,885	36,957	150,708	158,085

Gross profit	18,235	18,967	77,121	80,165

Operating expenses:
General and administrative	5,152	5,411	21,592	22,363
Advertising	5,557	6,916	27,433	30,369
Depreciation	260	365	1,091	1,411
Total operating expenses	10,969	12,692	50,116	54,143

Income from operations	7,266	6,275	27,005	26,022

Other income (expense):
Interest income, net	42	60	306	288
Other, net	(2)	(1)	(5)	61
Total other income	40	59	301	349

Income before provision for income taxes	7,306	6,334	27,306	26,371

Provision for income taxes	2,704	2,341	10,141	9,712

Net income	$4,602	$3,993	$17,165	$16,659

Net change in unrealized gain (loss)on short and long term investments	12	35	(46)	185

Comprehensive income	$4,614	$4,028	$17,119	$16,844

Net income per common share:
Basic	$0.23	$0.20	$0.86	$0.81
Diluted	$0.23	$0.20	$0.86	$0.80

Weighted average number of common shares outstanding:
Basic	19,815	20,086	19,926	20,613
Diluted	19,968	20,176	20,049	20,708

Cash dividends declared per common share	$0.150	$0.150	$1.600	$0.525

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$17,165	$16,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,091	1,411
Share based compensation	1,943	2,246
Deferred income taxes	(76)	(56)
Bad debt expense	56	47
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	77	366
Inventories - finished goods	(5,384)	(1,077)
Prepaid income taxes	199	465
Prepaid expenses and other current assets	(1,279)	(205)
Accounts payable	(165)	297
Accrued expenses and other current liabilities	(499)	238
Income taxes payable	162	-
Net cash provided by operating activities	13,290	20,391

Cash flows from investing activities:
Net change in investments	(5,189)	12,344
Purchases of property and equipment	(626)	(705)
Net cash provided by (used in) investing activities	(5,815)	11,639

Cash flows from financing activities:
Dividends paid	(31,972)	(10,964)
Purchases of treasury stock	(3,865)	(23,685)
Tax adjustment related to stock compensation	(284)	(240)
Net cash used in financing activities	(36,121)	(34,889)

Net decrease in cash and cash equivalents	(28,646)	(2,859)
Cash and cash equivalents, at beginning of year	46,801	49,660

Cash and cash equivalents, at end of year	$18,155	$46,801

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$10,140	$9,543

Retirement of treasury stock	$3,865	$23,685

Dividends payable in accrued expenses	$276	$168

Exhibit 99.1 Page 4 of 4